State Bank Financial Corporation 3rd Quarter 2012 Earnings Presentation Joe Evans - Chairman and CEO Tom Callicutt - Executive Vice President and CFO Kim Childers - Vice Chairman and Executive Risk Officer October 29, 2012

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this earnings deck that are not statements of historical fact may constitute forward-looking statements. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “would,” “could,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan” and “estimate,” as well as similar expressions. These forward-looking statements include statements related to our projected growth, anticipated future financial performance, and management’s long-term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including anticipated internal growth and plans to establish or acquire banks or the assets of failed banks. These forward-looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values; • the general decline in the real estate and lending markets, particularly in our market areas, may continue to negatively affect our financial results; • our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen; • we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate; • costs or difficulties related to the integration of the banks we acquired or may acquire from the FDIC as receiver may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, for a description of some of the important factors that may affect actual outcomes.

# 3Q12 Results Summary

Absolutely.℠

- **Earnings volatility driven by loss share assets**
  - Accretion income on covered loans declined $13.3mm from 2Q12 mostly due to fewer early payoffs and no loan pools closing out
  - Provision for covered loans increased $2.5mm to $5.4mm with additional impairment specifically centered in land and lots
  - Noninterest income was negatively impacted by FDIC receivable amortization of $6.5mm, up from $4.0mm in 2Q12
- **Continued progress on strategic priorities**
  - **Efficiency:** Noninterest expense at its lowest level since 2Q10
  - **Funding:** DDAs grew 7.2% linked quarter and now represent 17.3% of total deposits
  - **Earning Assets:** Interest income on noncovered loans was up 45.4% from 3Q11, the result of solid organic loan growth

| Income Statement Highlights | | | |
|---|---|---|---|
| (dollars in thousands, except per share data) | 3Q12 | 2Q12 | 3Q11 |
| Total interest income on invested funds | $2,862 | $3,027 | $3,040 |
| Interest income on noncovered loans, including fees | 14,679 | 13,722 | 10,096 |
| Accretion income on covered loans | 18,893 | 32,191 | 36,938 |
| Total interest expense | 2,235 | 2,566 | 4,603 |
| Net interest income | 34,199 | 46,374 | 45,471 |
| Provision for loan losses (noncovered loans) | 1,050 | 2,125 | 1,060 |
| Provision for loan losses (covered loans) | 5,441 | 2,902 | 2,815 |
| Net interest income after provision for loan losses | 27,708 | 41,347 | 41,596 |
| Total noninterest income | (3,254) | (1,243) | 6,689 |
| Total noninterest expense | 19,835 | 22,426 | 21,789 |
| Income before income taxes | 4,619 | 17,678 | 26,496 |
| Income tax expense | 1,261 | 6,647 | 9,392 |
| Net income | $3,358 | $11,031 | $17,104 |
| Diluted earnings per share | .10 | .34 | .53 |

| Balance Sheet Highlights | | | |
|---|---|---|---|
| Noncovered loans | $937,331 | $881,120 | $650,312 |
| Total assets | 2,643,744 | 2,670,229 | 2,675,360 |
| Noninterest-bearing deposits | 367,762 | 343,214 | 262,331 |
| Total deposits | 2,124,298 | 2,165,136 | 2,242,983 |
| Shareholders' equity | 428,198 | 420,054 | 389,131 |

STATE BANK
& Trust Company

3

4 Note: Failed bank acquirer peer group includes ABCB, BKU, BNCN, CSFL, HOMB, LION, OZRK, SCBT, CertusBank and Community & Southern Source: SNL Financial, FDIC data as of 6/30/12 Continued Progress on Strategic Priorities: Efficiency Current Branches Closed  Actively managing noninterest expense  Noninterest expense (NIE) declined 11.6% linked quarter  primarily due to lower compensation, legal and OREO  expenses   NIE/Assets of 75bps is down 9bps from 2Q12  Refining an efficient footprint  1 branch closure in 3Q12 and announced 1 additional closure  scheduled for 4Q12, which will bring the branch count to 21,  relative to the 41 branches operated by legacy charters  49% branch closure rate, versus an average branch closure  rate of 25% for a select peer group of failed bank acquirers  Average deposits per branch is well above average  competitor deposits per branch MSA Macon Warner Robins Atlanta STBZ Deposits $919.5mm $228.2mm $1.0B Market Share Rank 1 2 13 Market Share %  30.07% 18.18% .85% STBZ Branches 11 3 7 Competitor Branches 55 26 1,356 Avg Deposits / Branch $83.6mm $76.1mm $144.6mm Avg Competitor Deposits / Branch $38.9mm $39.5mm $86.6mm

5 8.5% 11.3% 43.9% 36.3% DDA NOW Savings & MM CDs 1Q10 17.3% 15.3% 45.2% 22.2% 3Q12 Total Deposits: $2.1B  DDAs have increased over 95% since 1Q10,  reflecting our focus on relationship banking  Higher cost deposits have been intentionally  managed down, as CDs have declined from  over 36% to now less than 23% of total  deposits Cost of Funds Total Deposits: $2.2B Continued Progress on Strategic Priorities: Funding  The transformation of our balance sheet  continues to benefit our cost of funds,  which improved 6bps from 2Q12  3Q12 marks the 9th consecutive quarterly  decline in cost of funds Deposit Mix 1.62% 1.82% 1.71% 1.41% 1.24% 1.12% .79% .60% .52% .47% .41% 1Q12 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12

6 78 154 221 343 413 546 650 701 803 881 937 1,036 979 957 935 891 814 770 812 744 687 553 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Noncovered Covered ( $   i n   m i l l i o n s ) Continued Progress on Strategic Priorities: Earning Assets  Effectively replacing covered loans with noncovered  or “organic” loan growth   Noncovered loans now comprise 62.9% of total gross loans

7  Well capitalized balance sheet  Tier 1 Ratio:  29.95%  Leverage Ratio:  15.44%  Funding organic growth  Leadership focused on the customer experience and growing relationships  Adding value in M&A  Senior resources in Corporate Development dedicated to identifying and evaluating expansion  opportunities   On October 16, 2012, announced the acquisition of Macon, Georgia‐based Altera Payroll, Inc.,  which broadens the treasury services / cash management product offering for our commercial  clients and will enhance our fee‐based revenue Capital Strength to be Opportunistic

8 Financial Results: Revenue ( $   i n   t h o u s a n d s )  Interest income volatility driven by  accretion, which was down $13.3mm  mostly from 2Q12 due to fewer early  payoffs and no loan pools closing out in  the quarter  Interest income on noncovered loans was  up 7% from 2Q12 ( $   i n   t h o u s a n d s )  Amortization of FDIC receivable negatively  impacted noninterest income in 3Q12 by  $6.5mm  Other fee income of $3.2mm in 3Q12  increased from $2.8mm in 2Q12 due to  higher service charges and fixed asset  write‐offs in 2Q12 0 10,000 20,000 30,000 40,000 50,000 60,000 3Q11 4Q11 1Q12 2Q12 3Q12 Interest Income Interest Income Accretion ‐10,000 ‐5,000 5,000 10,000 15,000 20,000 3Q11 4Q11 1Q12 2Q12 3Q12 Noninterest Income Accretion/Amortization of FDIC Receivable Other Fee Income Gain on Acquisitions

9 Financial Results: Expense ( $   i n   t h o u s a n d s )  Total noninterest expense improved 11.6%  compared to 2Q12  Compensation, legal and OREO costs all  declined in the quarter Efficiency Ratio N I E / N o n c o v e r e d   L o a n s  Efficiency ratio deterioration in 3Q12 was  driven solely by lower revenue  Noninterest expense as a percent of  noncovered loans fell to 2.12%, a 43bps  linked quarter improvement % ‐5,000 0 5,000 10,000 15,000 20,000 25,000 30,000 3Q11 4Q11 1Q12 2Q12 3Q12 Noninterest Expense Salary & Employee Benefits Other Noninterest Expense OREO Costs 30 40 50 60 70 80 1.5 2.0 2.5 3.0 3.5 4.0 3Q11 4Q11 1Q12 2Q12 3Q12 Expense Metrics NIE/Noncovered Loans Efficiency Ratio %

10 Financial Results: Yield and Securities  Yield on total earning assets of 6.74% was  down 260bps from 2Q12, primarily driven  by lower accretion  Yield on noncovered loans of 6.48% was  down 9bps in the quarter due to  competitive pricing pressure and lower  loan fees which partially impact yield %  Investment securities portfolio composition  reflects investment strategy of maintaining  an appropriate level of liquidity while  providing a relatively stable source of  revenue  $311mm market value as of 3Q12  57% Floating / 43% Fixed  Effective duration of 1.5 years Non‐Agency MBS 45.4% MBS 33.6% Agency 12.5% SBA Floaters 4.1% Muni 4.0% Treasury 0.3% Corp Bond 0.1% Investment Portfolio 0 5 10 15 20 3Q11 4Q11 1Q12 2Q12 3Q12 Yield  Yield on Total Earning Assets Yield on Covered Loans Yield on Noncovered Loans

11 GA 77% SC 4% NC 4%FL 3% Other 12% State Credit: Noncovered Loan Composition Commercial  Real Estate 71% C&I 21% Residential  Real Estate 4% Consumer and  Other 4% Noncovered Loan Breakdown  CRE comprises $661mm of the $937mm  noncovered loans  C&I remains a challenging asset class to  grow due to competitive pressure on  pricing and structure Noncovered CRE Composition  Within the CRE portfolio, there is  significant diversification by industry and  source of repayment  Collateral location centered in Georgia but  diversified across MSAs and sub‐markets  Out of state collateral essentially all with  in‐market relationships Office 27% Retail 19% Multi‐family 15% Hotel/Motel 10%1‐4  Family 9% Other 20% Collateral Type

12 Credit: Charge-offs and Provision ( $   i n   t h o u s a n d s )  $1.1mm loan loss provision for noncovered  loans in 3Q12, commensurate with solid  organic loan growth ( $   i n   t h o u s a n d s )  Annualized YTD net charge‐offs to average  noncovered loans of just 9bps 100 200 300 400 500 600 700 800 900 1,000 3Q11 4Q11 1Q12 2Q12 3Q12 Noncovered  Charge‐offs 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 3Q11 4Q11 1Q12 2Q12 3Q12 Noncovered Loan Loss Provision

13 0.2 0.6 1 1.4 1.8 3Q11 4Q11 1Q12 2Q12 3Q12 Noncovered Credit Ratios Noncovered Nonperforming Loans to Total Noncovered Loans Noncovered Allowance for Loan Losses (ALL) to Noncovered Loans Credit: Allowance and Credit Ratios  NPLs to total noncovered loans at 58bps        in 3Q12  Noncovered allowance to noncovered loans  is 1.53%, which is 2.6x noncovered NPLs  % ( $   i n   t h o u s a n d s )  Allowance for noncovered loans increased to  $14.3mm 4,000 8,000 12,000 16,000 20,000 3Q11 4Q11 1Q12 2Q12 3Q12 Noncovered Allowance

14 Credit: Covered Loan Portfolio  Our carrying value on covered loans represents a 55% discount to the contractual balance  The indemnification asset of $293mm represents the approximate amount of estimated future losses in the  covered loan portfolio anticipated to be reimbursed by the FDIC  ( $   i n   t h o u s a n d s ) 1,123,906  913,603  506,595  292,587  200,000 400,000 600,000 800,000 1,000,000 1,200,000 Contractual Balance FDIC Certificate Balance Carrying Value Indemnification Asset Covered Loan Portfolio as of 3Q12

15 Credit: Covered Charge-offs and Provision ( $   i n   t h o u s a n d s )  $5.4mm loan loss provision for covered  loans in 3Q12 as a result of an additional  impairment in covered loans   Specifically, the impairment was one‐third  residential and two‐thirds commercial and  centered in raw land and lots in the outer  areas of the Atlanta MSA ‐5,000 5,000 10,000 15,000 20,000 3Q11 4Q11 1Q12 2Q12 3Q12 Net Covered Loan Loss Provision ( $   i n   t h o u s a n d s )  3Q12 net covered charge‐offs were $48.1  million; however, the income statement  impact is net of offset in the  indemnification asset and reduction in the  covered allowance ‐5,000 5,000 15,000 25,000 35,000 45,000 55,000 3Q11 4Q11 1Q12 2Q12 3Q12 Covered Charge‐offs

16 Credit: OREO ( $   i n   t h o u s a n d s )  OREO balances decreased $2.8mm in the  quarter and $37.2mm year‐over‐year  98.5% of OREO balances are covered  OREO sales have averaged nearly $23mm per  quarter over the past year  OREO sales have generally outpaced new  inflows ( $   i n   t h o u s a n d s ) 5,000 10,000 15,000 20,000 25,000 30,000 3Q11 4Q11 1Q12 2Q12 3Q12 OREO Sales Activity 40,000 50,000 60,000 70,000 80,000 90,000 100,000 3Q11 4Q11 1Q12 2Q12 3Q12 OREO Balances

17 Well Positioned Franchise Efficient Network in  Attractive Markets Special Asset Expertise Mitigated Credit Risk Balance Sheet Strength Management Depth  Scalable core banking operations in attractive markets  A highly effective problem asset resolution business   Capital levels to support organic and opportunistic growth  Team with a track record of successful integrations and building long‐term  shareholder value  Credit risk mitigated by covered assets and timing of when noncovered assets were  generated (commencing July 2009) Payments Expertise  Treasury services / cash management capabilities to drive core deposit growth